Exhibit 99.2
NOTICE OF GUARANTEED DELIVERY
THE GEO GROUP, INC.
Offer to Exchange
Up to $300,000,000 Aggregate Principal Amount
of its 6 5/8% Senior Notes Due 2021
Which Have Been Registered
Under the Securities Act of 1933, as amended,
For a Like Amount of Its Outstanding
6 5/8% Senior Notes Due 2021
Pursuant To The Prospectus
Dated [ • ], 2011

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [ • ], 2011, (UNLESS EXTENDED BY THE GEO GROUP, INC. IN ITS SOLE DISCRETION) (SUCH TIME AND SUCH DATE, AND AS SUCH TIME AND DATE MAY BE EXTENDED, THE “EXPIRATION DATE”). TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for The GEO Group, Inc.’s unregistered 6 5/8% senior notes due 2021 (the “Old Notes”) are not immediately available, (ii) the Old Notes, the Letter of Transmittal and all other required documents cannot be delivered to Wells Fargo Bank, N.A. (the “Exchange Agent”) on or prior to the expiration date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on or prior to the expiration date. This notice of guaranteed delivery may be delivered by registered or certified mail, regular mail or overnight courier, hand or transmitted by facsimile transmission, to the Exchange Agent. See “The Exchange Offer — Procedures For Tendering” in the Prospectus. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.
The Exchange Agent:
Wells Fargo Bank, N.A.

By Registered or Certified Mail:	By Regular Mail or Overnight Courier:
WELLS FARGO BANK, N.A.	WELLS FARGO BANK, N.A.
Corporate Trust Operations	Corporate Trust Operations
MAC N9303-121	MAC N9303-121
PO Box 1517	Sixth & Marquette Avenue
Minneapolis, MN 55480	Minneapolis, MN 55479

In Person by Hand Only:	By Facsimile:
WELLS FARGO BANK, N.A.	(For Eligible Institutions only):
12th Floor — Northstar East Building	Fax: (612) 667-6282
Corporate Trust Operations	Attn: Bondholder Communications
608 Second Avenue South
Minneapolis, MN 55479	For Information or Confirmation by:
Telephone: (800) 344-5128, Option 0 Attn: Bondholder Communications
     Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery via facsimile to a number other than as set forth above will not constitute a valid delivery.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an “eligible institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal accompanying this Notice.
Ladies and Gentlemen:
     The undersigned hereby tenders to The GEO Group, Inc., a Florida corporation (the “Company”), upon the terms and subject to the conditions set forth in the Company’s Prospectus dated [ • ], 2011 (as the same may be amended or supplemented from time to time, the “Prospectus”) and the related Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer — Procedures for Tendering.”
Aggregate Principal Amount of Notes Tendered
(must be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof):

Certificate Nos. (if available):

(Check box if Notes will be tendered by book-entry transfer)

☐ The Depository Trust Company

Account Number:

Dated:

Name(s) of Record Holder(s):

(Please Print)

Address(es):

Area Code and Tel. No.:

Signature(s):

Dated:

The Guarantee Below Must Be Completed
Guarantee
(Not To Be Used For Signature Guarantee)
     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor institution,” including (as such terms are defined therein) (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program (each of the foregoing being referred to as an “Eligible Institution”), hereby guarantees to deliver to the Exchange Agent, at its address set forth above, either the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent’s account at The Depository Trust Company (“DTC”), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.
     The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:

Address:

Area Code and Tel. No.:

Authorized Signature

Please Print Name

Title:

Note: Do not send Old Notes with this Notice of Guaranteed Delivery. Actual surrender of Old Notes must be made pursuant to, and be accompanied by, a properly completed and duly executed Letter of Transmittal and any other required documents.